Exhibit 10.23
Rayonier Advanced Materials Inc.
2026 Performance Cash Unit Award Agreement
This agreement (“Award Agreement”) is entered into by and between Rayonier Advanced Materials Inc., a corporation organized under the laws of the State of Delaware, with its principal office at 1301 Riverplace Boulevard, Suite 2300, Jacksonville, FL 32207 (the "Company"), and the undersigned qualified individual ("Participant"), pursuant to the Rayonier Advanced Materials Inc. 2023 Incentive Stock Plan, as amended (the "Plan"), as of this 1st day of March 2026 (the “Effective Date”).
W I T N E S S E T H :
WHEREAS, the Compensation and Management Development Committee of the Company's Board of Directors, in its capacity as the Committee under the Plan (the "Committee"), desires to advance the best interests of the Company by recognizing the achievements of Participant and Participant’s continued responsibilities;
WHEREAS, the Committee has expressed an intention to grant a performance-based cash award to Participant which shall be in the form of cash-settled units ("Performance Cash Units"), with such Performance Cash Units to vest as provided in this Award Agreement, provided Performance Objectives are achieved, Participant remains continuously employed by the Company from the date hereof through the Vesting Date, and otherwise subject to all terms and conditions of this Award Agreement, including Schedule A, the Plan and any appendix hereto (collectively, the “Award”); and
WHEREAS, this Award Agreement is being entered into to convey the Award of Performance Cash Units to Participant.
NOW THEREFORE, in consideration of the mutual promises made herein, the parties agree as follows:
1. Definitions
All capitalized terms not expressly defined in this Award Agreement and used herein shall have the same meaning set forth in the Plan, a copy of which has been provided to Participant.
2. Award of Units; Vesting
(a) Units Awarded. Participant is hereby awarded ___ Performance Cash Units, representing Participant’s Target Award, subject in all respects to the terms of this Award Agreement, including Schedule A, and the Plan, as of the Effective Date. Each Performance Cash Unit under this Award Agreement, if earned, represents the right to receive a cash payment equal to $1 on the Vesting Date.
(b) Vesting. Participant shall become vested with respect to, and thereupon have a non-forfeitable right to, the cash payment underlying the Performance Cash Units granted pursuant to Section 2(a), subject to the terms of this Award Agreement and based on achievement of the Performance Objectives measured over the specified Performance Period, as set forth in Schedule A, which is incorporated into and made part of this Award Agreement. Any Performance Cash Units earned based on achievement of Performance Objectives will vest on March 1, 2029, or if later upon the certification of performance results and the number of earned Performance Cash Units, if any (the “Vesting Date”); provided that, Participant shall have remained continuously in the employ of the Company (or any Participating Company) from the Effective Date through the Vesting Date, except as provided in Section 2(c).

(c) Termination of Employment. Except as provided (i) in Schedule A with respect to Participant’s termination of employment due to death Disability or Retirement, (ii) in Section 10 of the Plan in connection with a Change in Control or (iii) by the Committee in accordance with Section 6(b) of the Plan, if Participant's employment with the Company or any Participating Company, as applicable, is terminated for any reason before the Vesting Date, then all of the Performance Cash Units subject to this Award Agreement shall immediately be forfeited to the Company, and Participant shall have no further rights to such Performance Cash Units or the underlying cash from and after the date of such termination.
(d) Withholding Taxes. On the Vesting Date, or at any other time when withholding is required under the Code or under the applicable provisions of any Applicable Law, including any federal, provincial, state or local law, relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of Participant, the Company shall have the right to require Participant to pay to the Company the amount of taxes that the Company is required to withhold as a condition precedent to the payment of the Award. In the Committee’s discretion, the Company shall have the right to retain a sufficient amount of cash underlying the then vesting Performance Cash Units held by Participant to cover the amount required to be withheld, or to withhold such amount from any other amounts due to Participant by the Company, subject to Applicable Law.
3. Restrictions; Stockholder Rights
(a) Sale; Exchange, etc. Participant acknowledges and agrees that prior to the Vesting Date the Performance Cash Units are subject to a restriction against sale, exchange, hypothecation, assignment, transfer (including by gift), pledge or other encumbrance (each, a “Transfer”), except as provided in Section 17(f) of the Plan with the prior written consent of the Committee, which consent shall require of the proposed transferee an undertaking to be bound by the terms of this Award Agreement, including forfeiture upon the termination of the employment of Participant before the Vesting Date. Any Transfer of vested Performance Cash Units shall only be undertaken in compliance with Applicable Law, including applicable securities laws and Company policies. Participant acknowledges that Participant will continue to be subject to any applicable provisions of the Plan, including without limitation Sections 15 and 16, notwithstanding the vesting or Transfer of any such Performance Cash Units.
(b) Stockholder Rights. Participant, as the owner of Performance Cash Units granted hereunder, shall not have any rights of a stockholder, including but not limited to, the right to vote or the right to receive dividends. No dividend equivalents will be credited with respect to this Award.
4. Miscellaneous
(a) Assignments and Transfers. The rights and interests of Participant under this Award Agreement may not be assigned, encumbered or transferred, except as provided for in this Award Agreement and the Plan.
(b) No Right to Employment. Neither this Award Agreement nor any action taken hereunder shall be construed as giving Participant any right to be retained in the employ of any Participating Company.
(c) Headings. The headings contained in this Award Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Award Agreement.
(d) Consistency with the Plan. The provisions of the Plan are incorporated herein by reference and shall govern as to all matters not expressly provided for in this Award Agreement. This Award Agreement, including Schedule A, is subject to all the provisions of the Plan. It is expressly agreed and understood that in the case of any inconsistency between the provisions of this Award Agreement and the Plan, the provisions of the Plan shall control, as determined in the sole judgment of the Committee.
(e) Code Section 409A. Although the Company does not guarantee to Participant any particular tax treatment relating to the Award, it is intended that the Award be exempt from Code Section 409A and the regulations and guidance promulgated thereunder, specifically including the short-term deferral exception set forth in Treasury Regulation Section 1.409A-1(b)(4), and this Award Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on Participant by virtue of Code Section 409A or any damages for failing to comply with Code Section 409A.
(f) Choice of Law; Venue. This Award and Award Agreement will be interpreted and construed in accordance with and governed by the laws of the State of Florida (other than its conflict of law principles). Participant consents to the exclusive venue and jurisdiction of the state and federal courts located in Florida and waives any objection based on lack of jurisdiction or inconvenient forum.
(g) Clawback. The Award and any cash payment delivered pursuant to the Award are subject to forfeiture, recovery by the Company or other similar action pursuant to applicable Plan provisions and any applicable clawback or recoupment policy of the Company, as may be in effect from time to time, or as otherwise required by law.
(h) Amendment; Waiver. This Award Agreement may be amended or modified at any time by an instrument in writing signed by the parties to this Agreement. The failure of the Company to enforce at any time any provision of this Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
(i) Electronic Delivery and Acceptance. The Company may, in its sole discretion, elect to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
(j) No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition of cash pursuant to this Award. Participant is hereby advised to consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
(k) Applicable Law; Appendix. Notwithstanding any provisions in this Award Agreement, the Award shall be subject to Applicable Law and any special terms and conditions set forth in any appendix to this Agreement specific to any country outside of the U.S., which appendix shall constitute part of this Award Agreement. Moreover, if Participant relocates to a different country, any special terms and conditions in the applicable appendix for such other country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with Applicable Law or facilitate the administration of the Plan in such country.
(l) Unfunded Obligation. The Company’s obligation to make payments to Participant in cash pursuant to this Award Agreement shall be unfunded.

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed and delivered on the Effective Date first above written.

PARTICIPANT RAYONIER ADVANCED MATERIALS INC.

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Name: _________________ Lise Gingras
Employee ID: ____________ Vice-President, Human Resources

Appendix
Canada
1.Nature of the Grant. In accepting the Award, Participant acknowledges that:
a.the Plan is established voluntarily by the Company, is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
b.the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future awards under the Plan, or benefits in lieu of awards under the Plan, even if awards under the Plan have been granted repeatedly in the past;
c.all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
d.Participant is voluntarily participating in the Plan. Participant (i) has reviewed the terms and conditions of the Plan, the Award Agreement and this Appendix and understands his or her rights, restrictions and obligations thereunder, and (ii) has been afforded the opportunity to obtain counsel and advice with respect to the Plan, the Award Agreement and this Appendix;
e.the Award and the shares of Stock subject to the Award are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or other Participating Company which employs Participant (“Employer”), and which is outside the scope of Participant’s employment contract, if any;
f.the Award and the shares of Stock subject to the Award are not intended to replace any pension rights or compensation;
g.the Award and the shares of Stock subject to the Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Participating Company, except as may be required by applicable employment standards legislation;
h.the Award and Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Participating Company;
i.the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty;
j.in consideration of the grant of the Award, no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of Participant’s employment with the Company or the Employer (for any reason whatsoever and whether or not in breach of local Applicable Law) and Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;
k.for purposes of the Plan and this Award, Participant’s employment shall be considered to have terminated effective on the later of (i) the last day of Participant’s actual and active employment with the Company (or any Participating Company), whether such date is selected by agreement, unilaterally by the Company (or any Participating Company) and whether with or without advance notice to Participant; and (ii) the end of the minimum notice period during which benefits must be continued pursuant to applicable employment standards legislation. For the avoidance of doubt, no period of notice or payment in lieu of notice (except in the case of (ii) above) that is given or that ought to have been given under statute, contract, civil law, common law in respect of such termination of employment that follows or is in respect of a period after Participant’s last day of actual and active employment shall be considered as extending the period of employment for the purpose of determining Participant’s entitlements under the Plan and this Award; and
l.the Award and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability, except as provided under local Applicable Law.
2.Currency Fluctuation. Neither the Company nor any other Participating Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. Dollar that may affect the value of the Award, or any amounts due to Participant pursuant to the settlement of the Units or the subsequent sale of any Shares acquired upon settlement.
3.Language. Except for Quebec Participants, if Participant received this Award Agreement or any other document related to this Award or the Plan which is translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
4.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
5.French Language. Participant has expressly requested that this Award Agreement, the Plan and all documents related thereto be drafted in English. Le participant a demandé que cette entente, le Plan et tous documents connexes soient rédigés en anglais.1
6.Tax Consequences and Withholding.
a.Participant acknowledges that, regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (the “Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Units, the subsequent sale of shares acquired pursuant to such settlement and the receipt of any dividend equivalents, and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.
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1 For Quebec participants only.

Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
b.Notwithstanding anything in Section 2(e) of the Award Agreement to the contrary, any tax withholding obligation arising with respect to the Award may in no event be satisfied by (i) the withholding of a portion of the shares of Stock underlying the Units then vesting or (ii) delivery of previously acquired shares of Stock through actual tender or attestation. Participant authorizes the Company and/or the Employer to collect the Tax-Related Items through one of the following alternative methods: (a) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or any Participating Company; and/or (b) any other method approved by the Company and permitted under Applicable Law.